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THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

                                                                 FINAL 07/29/96

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-D

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE
POOLING AND SERVICING AGREEMENTS DATED MARCH 1, 1996
CUSIP # 126691
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                                                                             Distribution Date                      07/25/96

                                                                                           SINGLE                   TOTAL
4.06(i)      Reduction of the Stated Amount of Certificates                              CERTIFICATE               AMOUNT
                     Class A-1 Certificates.                       RS5                  $25.08688944             716,428.88
                     Class A-2 Certificates.                       RT3                   $0.00000000                   0.00
                     Class A-3 Certificates.                       RU0                   $0.00000000                   0.00
                     Class A-4 Certificates.                       RV8                   $0.00000000                   0.00
                     Class A-5 Certificates.                       RW6                   $0.00000000                   0.00
                     Class A-6 Certificates.                       RX4                   $0.00000000                   0.00
                     Class A-7 Certificates.                       RY2                   $0.00000000                   0.00
                     Class A-8 Certificates.                       RZ9                   $1.09918919              12,363.68
                     Class A-R Certificates.                       SA3                  $25.10000000                   2.51
                     Class X Certificates.                         SC9                   $0.00000000                   0.00
                     Class B-1 Certificates.                       SD7                   $0.61010015               6,579.32
                     Class B-2 Certificates.                       SE5                   $0.61009952               2,819.88
                     Class B-3 Certificates.                       SF2                   $0.61010065               1,879.11
                     Class B-4 Certificates.                       N/A                   $0.61009735                 689.41
                     Class B-5 Certificates.                       N/A                   $0.61009724                 376.43
                     Class B-6 Certificates.                       N/A                   $0.61009661                 814.66

                                                                  Total Amount                                   741,953.88

             Aggregate amount of any Principal Prepayments                                                       620,084.63
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                                                                                            SINGLE                  TOTAL
4.06(ii)     Amounts of distribution representing interest.                               CERTIFICATE              AMOUNT
                     Class A-1 Certificates.                                             $4.62156636             131,982.23
                     Class A-2 Certificates.                                             $5.83333333             479,237.50
                     Class A-3 Certificates.                                             $5.83333333              89,611.67
                     Class A-4 Certificates.                                             $5.83333333              25,089.17
                     Class A-5 Certificates.                                             $0.00000000                   0.00
                     Class A-6 Certificates.                                             $5.83333333             175,583.33
                     Class A-7 Certificates.                                             $5.83333333              68,156.67
                     Class A-8 Certificates.                                             $5.81476618              65,404.49
                     Class A-R Certificates.                                             $4.60000000                   0.46
                     Class X Certificates.                                               $1.01574535             208,640.49
                     Class B-1 Certificates.                                             $5.82302763              62,795.53
                     Class B-2 Certificates.                                             $5.82302899              26,914.04
                     Class B-3 Certificates.                                             $5.82302922              17,934.93
                     Class B-4 Certificates.                                             $5.82302655               6,580.02
                     Class B-5 Certificates.                                             $5.82303079               3,592.81
                     Class B-6 Certificates.                                             $5.82302786               7,775.47

                                                                  Total Amount                                 1,369,298.80
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4.06(iii)    Amount of interest shortfall                                  0.00

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4.06(iv)     Stated Amount of Certificates after this                  ORIGINAL            SINGLE                TOTAL
             Distribution                                              BALANCE           CERTIFICATE            AMOUNT
                     Class A-1 Certificates.                        28,557,900.00      $767.18164361         $21,909,096.66
                     Class A-2 Certificates.                        82,155,000.00    $1,000.00000000         $82,155,000.00
                     Class A-3 Certificates.                        15,362,000.00    $1,000.00000000         $15,362,000.00
                     Class A-4 Certificates.                         4,301,000.00    $1,000.00000000          $4,301,000.00
                     Class A-5 Certificates.                           430,000.00    $1,000.00000000            $430,000.00
                     Class A-6 Certificates.                        30,100,000.00    $1,000.00000000         $30,100,000.00
                     Class A-7 Certificates.                        11,684,000.00    $1,000.00000000         $11,684,000.00
                     Class A-8 Certificates.                        11,248,000.00      $995.71794186         $11,199,835.41
                     Class A-R Certificates.                               100.00      $767.10000000                 $76.71
                     Class X Certificates.                         205,406,296.72      $967.14680340        $198,658,043.27
                     Class B-1 Certificates.                        10,784,000.00      $997.62326224         $10,758,369.26
                     Class B-2 Certificates.                        $4,622,000.00      $997.62326266          $4,611,014.72
                     Class B-3 Certificates.                         3,080,000.00      $997.62325974          $3,072,679.64
                     Class B-4 Certificates.                         1,130,000.00      $997.62325664          $1,127,314.28
                     Class B-5 Certificates.                           617,000.00      $997.62325770            $615,533.55
                     Class B-6 Certificates.                         1,335,296.72      $997.62326983          $1,332,123.08

                                                                                   Total                    $198,658,043.31
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
4.06(v)      The Pool Stated Principal Balance for the following Distribution Date                          $198,658,043.27

4.06(vi)     Senior Percentage for this Distribution Date                                                    89.2025107104%
             Subordinated Percentage for this Distribution Date                                              10.7974892896%

4.06(vii)    Amount of the Master Servicing Fees paid to or retained by the Master Servicer with                  62,577.96
             respect to such Distribution Date

4.04(viii)   Pass-Through Rate and for each Class of Certificates
                     Class A-1 Certificates.                                                                    7.00000000%
                     Class A-2 Certificates.                                                                    7.00000000%
                     Class A-3 Certificates.                                                                    7.00000000%
                     Class A-4 Certificates.                                                                    7.00000000%
                     Class A-5 Certificates.                                                                            N/A
                     Class A-6 Certificates.                                                                    7.00000000%
                     Class A-7 Certificates.                                                                    7.00000000%
                     Class A-8 Certificates.                                                                    7.00000000%
                     Class A-R Certificates.                                                                    7.00000000%
                     Class X Certificates.                                                                      1.25560979%
                     Class B-1 Certificates.                                                                    7.00000000%
                     Class B-2 Certificates.                                                                    7.00000000%
                     Class B-3 Certificates.                                                                    7.00000000%
                     Class B-4 Certificates.                                                                    7.00000000%
                     Class B-5 Certificates.                                                                    7.00000000%
                     Class B-6 Certificates.                                                                    7.00000000%

4.06(ix)     Amount of Advances included in the distribution on such Distribution Date                            25,598.61
             Aggregate amount of Advances outstanding as of the close of business on such                         28,641.96
             Distribution Date.
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4.06(x)      The number and aggregate principal amounts of Mortgage Loans delinquent

             30 to 59 days               12                  2,836,915.17
             60 to 89 days                2                    382,069.53
             90 or more                   0                          0.00

             The number and aggregate principal amounts of Mortgage Loans in foreclosure

             In foreclosure                0                        $0.00

             bankruptcy                    1                  $191,140.65

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
4.06(xi)     The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceding 12 calender months or all calender months since cut-off date
             (a) All outstanding Mortgage loans on each Due Date                                                      $0.00
             (b) Delinquent 60 days or more on each of the Due Dates                                                  $0.00

4.06(xi)     Loan number and Stated Principal Balance of any Mortgage loan that became an REO
             Property during the preceding calendar month.                                                            $0.00
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
4.06(xiii)   Total number and principal balance of any REO Properties as of the              0                        $0.00
             close of business on the Determination Date preceding such
             Distribution Date.
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
4.06(xiv)    Senior Prepayment Percentage                                                                   100.0000000000%

4.06(xv)     Aggregate amount of Realized Losses incurred during the preceding calendar month                         $0.00
             Aggregate amount of Realized Losses through Distribution Date.                                           $0.00

4.04(xvi)    Special Hazard Loss Coverage Amount                                                               3,118,505.00
             Required Fraud Loss Coverage                                                                      6,099,827.00
             Current Bankruptcy Amount                                                                           100,000.00
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4.04(xviii)  Withdrawal from Reserve Fund for such Distribution Date
                                 A-6                                  $0.00
                                 A-7                                  $0.00

4.04(xix)    Amount remaining in the Reserve Fund after taking into account amounts withdrawn for such distribution date
                                 A-6                         $30,100,000.00
                                 A-7                         $11,684,000.00